                                                                     EXHIBIT 3.3


                                  SCHEDULE I
                  [See sections 2(2), 14, 28(1), 29 and 223]

                                    TABLE A
                         REGULATIONS FOR MANAGEMENT OF
                          A COMPANY LIMITED BY SHARES

                                Interpretation


1.   (1)  In these regulations--

            (a)  "the Act" means the Companies Act, 1956,

            (b)  "the seal" means the common seal of the company.

(2) Unless the context otherwise requires, words or expressions contained in these regulations shall bear the same meaning as in the Act or any statutory modification thereof in force at the date at which these regulations become binding on the company.

                     Share capital and variation of rights

2. Subject to the provisions of section 80, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the company are liable, to be redeemed on such terms and in such manner as the company before the issue of the shares may, by special resolution, determine.

3. (1) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of sections 106 and 107, and whether or not the company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate /89/[***] meeting of the holders of the shares of that class.

(2) To every such separate /89/[***] meeting, the provisions of these regulations relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class in question.

4. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

5.   (1)  The company may exercise the powers of paying commissions conferred by section 76, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by that section.

_________________________

/89/ "general" omitted by the Companies (Amendment) Act, 1960.

(2) The rate of the commission shall not exceed the rate of five percent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to five per cent of such price, as the case may be.

(3) The commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in the one way and partly in the other.

(4) The company may also, on any issue of shares, pay such brokerage as may be lawful.

6. Except as required by law, no person shall be recognised by the company as holding any share upon any trust, and the company shall not be bound by, or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these regulations or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

7. (1) Every person whose name is entered as a member in the register of members shall be entitled to receive within three months after allotment or /90/[within two months after the application for the] registration of transfer (or within such other period as the conditions of issue shall provide)--

            (a) one certificate for all his shares without payment; or

            (b) several certificates, each for one or more of his shares, upon payment of one rupee for every certificate after the first.

(2) Every certificate shall be under the seal and shall specify the shares to which it relates and the amount paid up thereon.

(3) In respect of any share or shares held jointly by several persons, the company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

8. If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding /91/[two rupees], and on such terms, if any, as to evidence and indemnity and the payment of out-of-pocket expenses incurred by the company in investigating evidence, as the directors think fit.


                                     Lien

9.   (1)  The company shall have a first and paramount lien--

            (a) on every share (not being a fully-paid share), for all moneys
                (whether presently payable or not) called, or payable at a fixed time, in respect of that share; and

            (b) on all shares (not being fully-paid shares) standing registered in the name of a single person, for all moneys presently payable by him or his estate to the company:

___________________________

/90/ Inserted by Notification No. GSR 631, dated 23-4-1966.

/91/ Substituted for "eight annas", ibid.

Provided that the Board of directors may at any time declare any share to be wholly or in part exempt from the provisions of this clause.

(2) The company's lien, if any, on a share shall extend to all dividends payable thereon.

10. The company may sell, in such manner as the Board thinks fit, any shares on which the company has a lien:

Provided that no sale shall be made--

          (a) unless a sum in respect of which the lien exists is presently payable; or

          (b) until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or insolvency.

11. (1) To give effect to any such sale, the Board may authorise some person to transfer the shares sold to the purchaser thereof.

(2) The purchaser shall be registered as the holder of the shares comprised in any such transfer.

(3) The purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

12. (1) The proceeds of the sale shall be received by the company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable.

(2) The residue, if any, shall, subject to a like lien for sums not presently payable as existed upon the shares before the sale, be paid to the person entitled to the shares at the date of the sale.

                                Calls on shares

13. (1) The Board may, from time to time, make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times:

Provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call.

(2) Each member shall, subject to receiving at least fourteen days' notice specifying the time or times and place of payment, pay to the company, at the time or times and place so specified, the amount called on his shares.

(3)  A call may be revoked or postponed at the discretion of the Board.

14. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be required to be paid by instalments.

15. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

16. (1) If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest thereon from the day appointed for payment thereof to the time of actual payment at five per cent per annum or at such lower rate, if any, as the Board may determine.

(2) The Board shall be at liberty to waive payment of any such interest wholly or in part.

17. (1) Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall, for the purposes of these regulations, be deemed to be a call duly made and payable on the date on which by the terms of issue such sum becomes payable.

(2) In case of non-payment of such sum, all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

18.  The Board--

          (a) may, if it thinks fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him; and

          (b) upon all or any of the moneys so advanced, may (until the same would, but for such advance, become presently payable) pay interest at such rate not exceeding, unless the company in general meeting shall otherwise direct, six per cent per annum, as may be agreed upon between the Board and the member paying the sum in advance.

                              Transfer of shares

19. (1) The instrument of transfer of any share in the company shall be executed by or on behalf of both the transferor and transferee.

(2) The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof.

/92/[20. Subject to the provisions of section 108, the shares in the company shall be transferred in the following form, namely:--

_____________________________

/92/ Substituted by Notification No. GSR 631, dated 23-4-1966.

                                /93/FORM NO. 7B
                            DATE OF PRESENTATION TO
                           THE PRESCRIBED AUTHORITY

                              Share Transfer Form
           [PURSUANT TO SECTION 108(lA) OF THE COMPANIES ACT, 1956]

--------------------------------------------------------------------------------

 FOR THE CONSIDERATION stated below the "Transferor(s)" named do hereby transfer to the "Transferee(s)" named the shares specified below subject to the conditions on which the said shares are now held by the Transferor(s) and Transferee(s) do hereby agree to accept and hold the said shares subject to the conditions aforesaid.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 FULL NAME OF COMPANY              NAME OF THE RECOGNISED STOCK EXCHANGE WHERE
                                                DEALT IN, IF ANY

--------------------------------------------------------------------------------

 DESCRIPTION OF EQUITY/PREFERENCE SHARES
--------------------------------------------------------------------------------
   No. in figures      Number in words       Consideration     Consideration
                                              (in figures)       (in words)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Distinctive    From
               -----------------------------------------------------------------
 numbers        To
--------------------------------------------------------------------------------
 Corresponding
 Certificate Nos.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 TRANSFEROR(S) [SELLER(S)] PARTICULARS            Regd.          Signature(s)
                                                  Folio No.
 Name(s) in full   1................                   1................
                   2................                   2................
                   3................                   3................
                   4................                   4................


-----------------------------------------
 ATTESTATION                                 Signature of witness
 I, hereby attest the signature of the
 Transferor(s) herein mentioned              Name & address of witness
                                             ..............................
 Signature                                   ..............................
 Name                                        ..............................
 Address/Seal                                ..............................
 *Please see overleaf for instructions       ..............................
                                             PIN

                                             ..............................

-----------------------------------------

 TRANSFEREE(S) [BUYER(S)] PARTICULARS        Signature(s)
 Name(s) in full   1................         1.............................
                   2................         2.............................
                   3................         3.............................

--------------------------------------------------------------------------------
          Occupation          Address        Father's/Husband's name
--------------------------------------------------------------------------------
 1.
--------------------------------------------------------------------------------
 2.
--------------------------------------------------------------------------------
 3.
--------------------------------------------------------------------------------

______________________________

/93/ Substituted by Notification No. GSR 480(E), dated 22-4-1988. Earlier, Form No. 7B was substituted by GSR 631, dated 23-4-1966.

---------------------------------------------------------------------------------------------------------
Transferee(s) existing Folio,                         Value of
if any, in same order of names     [___________]      Stamps affixed      Rs.   [____________]
---------------------------------------------------------------------------------------------------------
Dated this..........day of............One Thousand Nine Hundred............Place.........
---------------------------------------------------------------------------------------------------------
                                                      Folio  [__________]   Company Code [___________]
For office use only
Checked by..............................              Specimen            1.....................
Signatures tallied by........................         Signature(s) of     2.....................
Entered in Register of Transfer No...........         Transferee(s)       3.....................
Approval date................................
---------------------------------------------------------------------------------------------------------

Continuation of front page (herein enter the Distinctive numbers when the space in the back page is found to be insufficient)

--------------------------------------------------------------------------------
Distrinctive           From
                      ---------------------------------------------------------
numbers                To
--------------------------------------------------------------------------------
    Corresponding
    Certificate Nos.
--------------------------------------------------------------------------------

*INSTRUCTIONS FOR ATTESTATION

Attestation, where required (thumb impressions, marks, signature difference, etc.) should be done by a Magistrate, Notary Public or Special Executive Magistrate or a similar authority holding a Public Office and authorised to use the Seal of his office or a member of a recognised Stock Exchange through whom the shares are introduced or a manager of the transferor's bank.

Note: Names must be rubber stamped preferably in a straight line. Chronological order should be maintained. Broker's Clearing Number should be stated when delivery is given by a Clearing Member Bank.

----------------------------------------     --------------------------------------------------------------
Name of delivery Broker or      Date         Power of Attorney       Probate     Death Certificate
Clearing Number
                                             --------------------------------------------------------------
                                                                 Letters of Administration
                                             --------------------------------------------------------------
                                             Registered with the Company
                                             No.............  Date..................
                                             --------------------------------------------------------------
                                             (Signature [not initials] of Broker, Bank, Company or Stock
                                             Exchange Clearing House)
                                             --------------------------------------------------------------

                                             --------------------------------------------------------------
                                             +Lodged by__________________________________________
                                             Full Address________________________________________
                                             ____________________________________________________
                                             ____________________________________________________
                                             ____________________________________________________
                                             --------------------------------------------------------------

                                             --------------------------------------------------------------
                                                        Share certificates to be returned to
                                             (Fill in the name and address to which the Certificates
                                             are required to be returned)
                                             Name and address____________________________________
                                             ____________________________________________________
                                             ____________________________________________________
                                             ____________________________________________________
----------------------------------------     --------------------------------------------------------------

------------------------------          ----------------------------------------
                                                  Share Transfer Stamps



------------------------------          ----------------------------------------

+To be filled only if the documents are lodged by a person other than the transferee.

21. The Board may, subject to the right of appeal conferred by section 111, decline to register--

          (a) the transfer of a share, not being a fully-paid share, to a person of whom they do not approve; or

          (b) any transfer of shares on which the company has a lien.

22.  The Board may also decline to recognise any instrument of transfer unless--

          (a) a fee of two rupees is paid to the company in respect thereof;

          (b) the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; and

          (c) the instrument of transfer is in respect of only one class of shares.

/94/[23. Subject to the provisions of section 154, the registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine:

Provided that such registration shall not be suspended for more than thirty days at any one time or for more than forty-five days in the aggregate in any year.]

24. The company shall be entitled to charge a fee not exceeding two rupees on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

                            Transmission of shares

25. (1) On the death of a member, the survivor or survivors where the member was a joint holder, and his legal representatives where he was a sole holder, shall be the only persons recognised by the company as having any title to his interest in the shares.

(2) Nothing in clause (1) shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

26. (1) Any person becoming entitled to a share in consequence of the death or insolvency of a member may, upon such evidence being produced as may from time to time properly be required by the Board and subject as hereinafter provided, elect, either--

          (a) to be registered himself as holder of the share; or

          (b) to make such transfer of the share as the deceased or insolvent member could have made.

_______________________________

/94/ Substituted by Notification No. GSR 631, dated 23-4-1966.

(2) The Board shall, in either case, have the same right to decline or suspend registration as it would have had, if the deceased or insolvent member had transferred the share before his death or insolvency.

27. (1) If the person so becoming entitled shall elect to be registered as holder of the share himself, he shall deliver or sent to the company a notice in writing signed by him stating that he so elects.

(2) If the person aforesaid shall elect to transfer the share, he shall testify his election by executing a transfer of the share.

(3) All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or insolvency of the member had not occurred and the notice or transfer were a transfer signed by that member.

28. A person becoming entitled to a share by reason of the death or insolvency of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the company:

Provided that the Board may, at any time, give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Board may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share, until the requirements of the notice have been complied with.

                             Forfeiture of shares

29. If a member fails to pay any call, or instalment of a call, on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

30.  The notice aforesaid shall--

       (a) name a further day (not being earlier than the expiry of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made; and

       (b) state that, in the event of non-payment on or before the day so named, the shares in respect of which the call was made will be liable to be forfeited.

31. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.

32. (1) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit.

(2) At any time before a sale or disposal as aforesaid, the Board may cancel the forfeiture on such terms as it thinks fit.

33. (1) A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the company all moneys which, at the date of forfeiture, were presently payable by him to the company in respect of the shares.

(2) The liability of such person shall cease if and when the company shall have received payment in full of all such moneys in respect of the shares.

34. (1) A duly verified declaration in writing that the declarant is a director *[, the managing agent, the secretaries and treasurers], the manager or the secretary, of the company, and that a share in the company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

(2) The company may receive the consideration, if any, given for the share on any sale or disposal thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.

(3)  The transferee shall thereupon be registered as the holder of the share.

(4) The transferee shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or disposal of the invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

35. The provisions of these regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                        Conversion of shares into stock

36.  The company may, by ordinary resolution,--

     (a)  convert any paid-up shares into stock; and

     (b)  reconvert any stock into paid-up shares of any denomination.

37. The holders of stock may transfer the same or any part thereof in the same manner as, and subject to the same regulations under which, the shares from which the stock arose might before the conversion have been transferred, or as near thereto as circumstances admit:

Provided that the Board may, from time to time, fix the minimum amount of stock transferable, so however that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

38. The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the company, and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except participation in the dividends and profits of the company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

39. Such of the regulations of the company (other than those relating to share warrants), as are applicable to paid-up shares shall apply to stock and the words "share" and "shareholder" in those regulations shall include "stock" and "stockholder" respectively.

                                Share warrants

40. The company may issue share warrants subject to, and in accordance with, the provisions of sections 114 and 115; and accordingly the Board may in its discretion, with respect to any share which is fully paid up, on application in writing signed by the person registered as holder of the share, and authenticated by such evidence (if any) as the Board may, from time to time, require as to the identity of the person signing the application, and on receiving the certificate (if any) of the share, and the amount of the stamp duty on the warrant and such fee as the Board may from time to time require, issue a share warrant.

41. (1) The bearer of a share warrant may at any time deposit the warrant at the office of the company, and so long as the warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the company, and of attending, and voting and exercising the other privileges of a member at any meeting held after the expiry of two clear days from the time of deposit, as if his name were inserted in the register of members as the holder of the shares included in the deposited warrant.

(2) Not more than one person shall be recognised as depositor of the share warrant.

(3) The company shall, on two days' written notice, return the deposited share warrant to the depositor.

42. (1) Subject as herein otherwise expressly provided, no person shall, as bearer of a share warrant, sign a requisition for calling a meeting of the company, or attend, or vote or exercise any other privilege of a member at a meeting of the company, or be entitled to receive any notices from the company.

(2) The bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the register of members as the holder of the shares included in the warrant, and he shall be a member of the company.

43. The Board may, from time to time, make rules as to the terms on which (if it shall think fit) a new share warrant or coupon may be issued by way of renewal in case of defacement, loss or destruction.

                             Alteration of capital

44. The company may, from time to time, by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as may be specified in the resolution.

45.  The company may, by ordinary resolution,--

     (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     (b) sub-divide its existing shares or any of them into shares of smaller amount than is fixed by the memorandum, subject, nevertheless, to the provisions of clause (d) of sub-section (1) of section 94;

     (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

46. The company may, by special resolution, reduce in any manner and with, and subject to, any incident authorised and consent required by law,--

     (a)  its share capital;

     /95/[(b) any capital redemption reserve account; or]

     (c)  any share premium account.

                               General meetings

47. All general meetings other than annual general meetings shall be called extraordinary general meetings.

48. (1) The Board may, whenever it thinks fit, call an extraordinary general meeting.

(2) If at any time there are not within India directors capable of acting who are sufficient in number to form a quorum, any director or any two members of the company may call an extraordinary general meeting in the same manner, as nearly as possible, as that in which such a meeting may be called by the Board.

                        Proceedings at general meetings

49. (1) No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business.

(2) Save as herein otherwise provided, five members present in person (in the case of a public company--two members present in person, in the case of a private company) shall be a quorum.

50. The chairman, if any, of the Board shall preside as chairman at every general meeting of the company.

51. If there is no such chairman, or if he is not present within fifteen minutes after the time appointed for holding the meeting, or is unwilling to act as chairman of the meeting, the directors present shall elect one of their number to be chairman of the meeting.

52. If at any meeting no director is willing to act as chairman or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

53. (1) The chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place.

(2) No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

____________________________

/95/ Substituted by Notification No. GSR 631, dated 23-4-1966.

(3) When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

(4) Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

54. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

55. Any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll.

                               Votes of members

56. Subject to any rights or restrictions for the time being attached to any class or classes of shares,--

     (a) on a show of hands, every member present in person shall have one vote; and

     (b)  on a poll, the voting rights of members shall be as laid down in section 87.

57. In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders.

For this purpose, seniority shall be determined by the order in which the names stand in the register of members.

58. A member of unsound mind, or in respect of whom an order has been made by any Court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other legal guardian, and any such committee or guardian may, on a poll, vote by proxy.

59. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the company have been paid.

60. (1) No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.

(2) Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

61. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority, shall be deposited at the registered office of the company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll; and in default the instrument of proxy shall not be treated as valid.

62.  An instrument appointing a proxy shall be in either of the forms in
Schedule IX to the Act or a form as near thereto as circumstances admit.

63. A vote given in accordance with the terms of in instrument of proxy shall be valid, notwithstanding the previous death or insanity of the principal or the revocation of the proxy or of the authority under which the proxy was executed or the transfer of the shares in respect of which the proxy is given:

Provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the company at its office before the commencement of the meeting or adjourned meeting at which the proxy is used.

                              Board of directors

64. The number of the directors and the names of the first directors shall be determined in writing by the subscribers of the memorandum or a majority of them.

65. (1) The remuneration of the directors shall, in so far as it consists of a monthly payment, be deemed to accrue from day to day.

(2) In addition to the remuneration payable to them in pursuance of the Act, the directors may be paid all travelling, hotel and other expenses properly incurred by them--

     (a) in attending and returning from meetings of the Board of directors or any committee thereof or general meetings of the company; or

     (b)  in connection with the business of the company.

66. The qualification of a director shall be the holding of at least one share the company.

67. The Board may pay all expenses incurred in getting up and registering the company.

68. The company may exercise the powers conferred by section 50 with regard to having an official [seal] for use abroad, and such powers shall be vested in the Board.

69. The company may exercise the powers conferred on it by sections 157 and 158 with regard to the keeping of a foreign register; and the Board may (subject to the provisions of those sections) make and vary such regulations as it may think fit respecting the keeping of any such register.

70. All cheques, promissory notes, drafts, hundis, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, *[by the managing agent or secretaries and treasurers of the company, or where there is no managing agent or secretaries and treasurers,] by such person and in such manner as the Board shall from time to time by resolution determine.

71. Every director present at any meeting of the Board or of a committee thereof shall sign his name in a book to be kept for that purpose.

/96/72.   (1)  The Board shall have power at any time, and from time to time, to appoint a person as an additional director, provided the number of the directors and additional directors together shall not at any time exceed the maximum strength fixed for the Board by the articles.

___________________________

/96/ Substituted by Notification No. GSR 521, dated 23-4-1959.

(2) Such person shall hold office only up to the date of the next annual general meeting of the company but shall be eligible for appointment by the company as a director at that meeting subject to the provisions of the Act.]

                             Proceedings of Board

73. (1) The Board of directors may meet for the despatch of business, adjourn and otherwise regulate its meetings, as it thinks fit.

(2) A director may, and the *[managing agent, secretaries and treasurers,] manager or secretary on the requisition of a director shall, at any time, summon a meeting of the Board.

74. (1) Save as otherwise expressly provided in the Act, questions arising at any meeting of the Board shall be decided by a majority of votes.

(2) In case of an equality of votes, the chairman of the Board, if any, shall have a second or casting vote.

75. The continuing directors may act notwithstanding any vacancy in the Board; but, if and so long as their number is reduced below the quorum fixed by the Act for a meeting of the Board, the continuing directors or director may act for the purpose of increasing the number of directors to that fixed for the quorum, or of summoning a general meeting of the company, but for no other purpose.

76. (1) The Board may elect a chairman of its meetings and determine the period for which he is to hold office.

(2) If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

77. (1) The Board may, subject to the provisions of the Act, delegate any of its powers to committees consisting of such member or members of its body as it thinks fit.

(2) Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board.

78.  (1)  A committee may elect a chairman of its meetings.

(2) If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

79.  (1)  A committee may meet and adjourn as it thinks proper.

(2) Questions arising at any meeting of a committee shall be determined by a majority of votes of the members present, and in case of an equality of votes, the chairman shall have a second or casting vote.

80. All acts done by any meeting of the Board or of a committee thereof or by any person acting as a director, shall, notwithstanding that it may be afterwards discovered that there was some defect in the appointment of any one or more such directors or of any person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such director or such person had been duly appointed and was qualified to be a director.

81. Save as otherwise expressly provided in the Act, a resolution in writing, signed by all the members of the Board or of a committee thereof, for the time being entitled to receive notice of a meeting of the Board or committee, shall be as valid and effectual as if it had been passed at a meeting of the Board or committee, duly convened and held.

                             Manager or secretary

/97/[82.  Subject to the provisions of the Act,--

          (1) A manager or secretary may be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any manager or secretary so appointed may be removed by the Board;

          (2)  A director may be appointed as manager or secretary.]

83. A provision of the Act or these regulations requiring or authorising a thing to be done by or to a director and the manager or secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in place of, the manager or secretary.

                                   The seal

84.  (1)  The Board shall provide for the safe custody of the seal.

(2) The seal of the company shall not be affixed to any instrument except by the authority of a resolution of the Board or of a committee of the Board authorised by it in that behalf, and except in the presence of at least two directors and of the secretary or such other person as the Board may appoint for the purpose; and those two directors and the secretary or other person aforesaid shall sign every instrument to which the seal of the company is so affixed in their presence.

                             Dividends and reserve

85. The company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Board.

86. The Board may from time to time pay to the members such interim dividends as appear to it to be justified by the profits of the company.

87. (1) The Board may, before recommending any dividend, set aside out of the profits of the company such sums as it thinks proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the company may be properly applied, including provision for meeting contingencies or for equalising dividends; and pending such application, may, at the like discretion, either be employed in the business of the company or be invested in such investments (other than shares of the company) as the Board may, from time to time, think fit.

(2) The Board may also carry forward any profits which it may think prudent not to divide, without setting them aside as a reserve.

_____________________________

/97/ Substituted by Notification No. GSR 631, dated 23-4-1966.

88. (1) Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but if and so long as nothing is paid upon any of the shares in the company, dividends may be declared and paid according to the amounts of the shares.

(2) No amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this regulation as paid on the share.

(3) All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

89. The Board may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the company on account of calls or otherwise in relation to the shares of the company.

90.  [Omitted by Notification No. GSR 631, dated 23-4-1966.]

91. (1) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members, or to such person and to such address as the holder or joint holders may in writing direct.

(2) Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.

92. Any one of two or more joint holders of a share may give effectual receipts for any dividends, bonuses or other moneys payable in respect of such share.

93. Notice of any dividend that may have been declared shall be given to the persons entitled to share therein in the manner mentioned in the Act.

94.  No dividend shall bear interest against the company.

                                   Accounts

95. (1) The Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations, the accounts and books of the company, or any of them, shall be open to the inspection of members not being directors.

(2) No member (not being a director) shall have any right of inspecting any account or book or document of the company except as conferred by law or authorised by the Board or by the company in general meeting.

                           Capitalisation of profits

96. (1) The company in general meeting may, upon the recommendation of the Board, resolve--

             (a) that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the company's reserve accounts, or to the credit of the profit and loss account, or otherwise available for distribution; and

             (b) that such sum be accordingly set free for distribution in the manner specified in clause (2) amongst the members who would have been entitled thereto, if distributed by way of dividend and in the same proportions.

(2) The sum aforesaid shall not be paid in cash but shall be applied, subject to the provision contained in clause (3), either in or towards--

       (i) paying up any amounts for the time being unpaid on any shares held by such members respectively;

       (ii) paying up in full, unissued shares /98/[***] of the company to be allotted and distributed, credited as fully paid up, to and amongst such members in the proportions aforesaid; or

       (iii) partly in the way specified in sub-clause (i)and partly in that specified in sub-clause (ii).

(3) A share premium account and a capital redemption reserve /99/[account] may, for the purposes of this regulation, only be applied in the paying up of unissued shares to be issued to members of the company as fully paid bonus shares.

(4) The Board shall give effect to the resolution passed by the company in pursuance of this regulation.

97. (1) Whenever such a resolution as aforesaid shall have been passed, the Board shall--

     (a) make all appropriations and applications of the undivided profits solved to be capitalised thereby, and all allotments and issues of fully paid shares /98/[***], if any; and

     (b)  generally do all acts and things required to give effect thereto.

     (2)  The Board shall have full power--

     (a) to make such provision, by the issue of fractional certificates or by payment in cash or otherwise as it thinks fit, for the case of shares or debentures becoming distributable in fractions; and also

     (b) to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any further shares /98/[***] to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares.

     (3) Any agreement made under such authority shall be effective and binding on all such members.

_________________________

/98/ "or debentures" omitted by Notification No. GSR 631, dated 23-4-1966. /99/ Substituted for "fund", ibid.

                                  Winding up

98. (1) If the company shall be wound up, the liquidator may, with the sanction of a special resolution of the company and any other sanction required by the Act, divide amongst the members, in specie or kind, the whole or any part of the assets of the company, whether they shall consist of property of the same kind or not.

(2) For the purpose aforesaid, the liquidator may set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members of different classes of members.

(3) The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

                                   Indemnity

99. Every officer or agent for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 633 in which relief is granted to him by the Court.